March 17, 2009

VIA CERTIFIED MAIL

George Foreman Ventures LLC
100 North Wilkes-Barre Boulevard
4th Floor
Wilkes-Barre, Pennsylvania 18702
Attention: President

Gentlemen:

We are writing to once again inquire about the status of preferred stock required to be issued to us under the Registration Rights Agreement dated as of August 13, 2005 among George Foreman Enterprises, Inc. (the "Company"), George Foreman and George Foreman Productions, Inc.

As you know, we requested approximately 6 months ago that the Company issue to us preferred stock as required by the Registration Rights Agreement. The preferred stock has not yet been issued despite our frequent reminders.

The preferred stock is an essential part of the consideration that induced us to complete the 2005 transactions between the parties, including the Services Agreement and the Assignment Agreement. We hereby request that the Company immediately cure the foregoing breach of the Registration Rights Agreement.

Sincerely,

George Foreman Productions, Inc.

By: ______________________

cc: Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036
Attention: Peter G. Smith, Esq.

Franklin, Weinrib, Rudell & Vassallo, P.C.
488 Madison Avenue
New York, New York 10022
Attention: Kenneth M. Weinrib, Esq.